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EXHIBIT 99.2

Consent of Wachovia Capital Markets, LLC

[LETTERHEAD OF WACHOVIA SECURITIES]

The Board of Trustees
GMH Communities Trust
10 Campus Boulevard
Newtown Square, Pennsylvania 19073

Ladies and Gentlemen:

        We hereby consent to the inclusion of our opinion letter, dated February 11, 2008, to the Board of Trustees of GMH Communities Trust ("GMH") as Annex B to, and reference thereto under the captions "SUMMARY—Opinion of GMH's Financial Advisor" and "THE MERGERS AND RELATED TRANSACTIONS—Opinion of GMH's Financial Advisor" in, the proxy statement/prospectus relating to the proposed transaction involving GMH and American Campus Communities, Inc. ("ACC"), which proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of ACC. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Wachovia Capital Markets, LLC WACHOVIA CAPITAL MARKETS, LLC

April 2, 2008

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  EXHIBIT 99.2